Exhibit 99.1

ASTROTECH REPORTS THIRD QUARTER OF FISCAL YEAR 2024 FINANCIAL RESULTS

Austin, Texas – May 13, 2024 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the third quarter of fiscal year 2024, which ended March 31, 2024.

Financial Highlights & Recent Developments

●	Astrotech’s consolidated balance sheet remains strong with $34.7 million in cash and liquid investments.

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Year-to-date revenue totaled $1.6 million and was generated by sales of TRACER 1000™ explosive trace detector (ETD), as well as recurring maintenance services and sales of consumables for the TRACER 1000. The increase in revenue from the prior fiscal year is primarily the result of new unit sales of the TRACER 1000, fulfilling both of the previously announced purchase orders received.

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Year-to-date gross margin increased to 45% from 37% through the third quarter of fiscal year 2024, compared to the same period of fiscal year 2023. The increase was due to the design improvements resulting in less warranty expense and a comparative increase in sales price.

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Our 1st Detect subsidiary recently announced that it is currently accepting orders for the TRACER 1000 Narcotics Trace Detector (NTD).  The TRACER 1000 NTD is a high-performance laboratory instrument capable of rapid detection of trace levels of narcotic compounds in seconds.  The NTD can be applied across various markets including airports, border security, checkpoint, cargo and infrastructure security, correctional facilities, military, and law enforcement.

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The Company announced that 1st Detect’s TRACER 1000 is now listed in the U.S. General Services Administration (GSA) IT Schedule 70 under Contract No. GS-35F-250GA with SRI Group LLC, Special Item Number 334290.  IT Schedule 70 is a long-term contract issued by the GSA to commercial technology vendors that allows sales to the U.S. federal government, one of the largest buyers of goods and services in the world.

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The Company has announced the formation of a wholly owned subsidiary Pro-Control, Inc. (Pro-Control), and has entered into an exclusive license with Pro-Control to use the ATI Mass Spectrometer Technology for chemical manufacturing process control applications.  Pro-Control has announced the introduction of its proprietary Pro-Control Maximum Value Processing and the PRO-CONTROL-1000™ mass spectrometer which is designed to test, measure and increase potency, purity and weight yields in the chemical manufacturing processes.  The Company is actively marketing the product to large distillers and chemical manufacturers

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In early April 2024, 1st Detect showcased its TRACER 1000 NTD and ETD at the International Security Conference and Exposition, also known as ISC West, in Las Vegas, Nevada.  We believe ISC West is one of the leading comprehensive security trade events in the U.S. and has some of the country’s leading security and public safety professionals in attendance.

“We believe mass spectrometry continues to be the best technology for the detection of explosives. We are continually expanding the product line for new applications and market channels.  The introduction of the Tracer 1000 NTD, a narcotics detection instrument, is expected to extend our product into more markets including military, law enforcement and security.  Also, having the 1st Detect TRACER 1000 product added to the GSA list will create even more traction for our technology in the U.S. by making it very easy for government entities to purchase our product without the lengthy budget approval needed for most procurement events. We are expanding the sales department and ramping up sales and marketing efforts in the fourth quarter, which should help maintain the momentum built in fiscal year 2024 into fiscal year 2025,” stated Thomas B. Pickens, III, Astrotech’s Chairman, Chief Executive Officer and Chief Technology Officer.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB develops and sells chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to screen for volatile organic compounds that could indicate bodily infections and compromised conditions. Pro-Control is developing the mass spectrometry technology for use in chemical manufacturing processes. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

About the AGLAB 1000™, the BREATHTEST-1000™ and the PRO-CONTROL-1000™

This press release contains information about our new products under development, AGLAB 1000, BREATHTEST-1000 and PRO-CONTROL-1000. Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful. In addition, FDA approval will be required to market BREATHTEST-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BREATHTEST-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue	$50	$35	$1,590	$336
Cost of revenue	42	24	867	211
Gross profit	8	11	723	125
Operating expenses:
Selling, general and administrative	1,833	1,406	5,501	4,606
Research and development	1,708	1,355	5,158	3,847
Total operating expenses	3,541	2,761	10,659	8,453
Loss from operations	(3,533)	(2,750)	(9,936)	(8,328)
Other income and expense, net	379	375	1,229	1,006
Loss from operations before income taxes	(3,154)	(2,375)	(8,707)	(7,322)
Net loss	$(3,154)	$(2,375)	$(8,707)	$(7,322)
Weighted average common shares outstanding:
Basic and diluted	1,633	1,616	1,632	1,614
Basic and diluted net loss per common share:
Net loss per common share	$(1.93)	$(1.47)	$(5.34)	$(4.54)
Other comprehensive loss, net of tax:
Net loss	$(3,154)	$(2,375)	$(8,707)	$(7,322)
Available-for-sale securities:
Net unrealized gain/(loss)	13	181	284	(189)
Total comprehensive loss	$(3,141)	$(2,194)	$(8,423)	$(7,511)

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	June 30,
	2024	2023
	(Unaudited)	(Note)
Assets
Current assets
Cash and cash equivalents	$8,487	$14,208
Short-term investments	26,196	27,919
Accounts receivable	201	225
Inventory, net:
Raw materials	1,734	1,379
Work-in-process	251	243
Finished goods	359	373
Income tax receivable	—	1
Prepaid expenses and other current assets	274	365
Total current assets	37,502	44,713
Property and equipment, net	2,516	2,670
Operating lease right-of-use assets, net	155	262
Other assets, net	30	30
Total assets	$40,203	$47,675
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	612	546
Payroll related accruals	900	633
Accrued expenses and other liabilities	644	1,170
Lease liabilities, current	289	316
Total current liabilities	2,445	2,665
Accrued expenses and other liabilities, net of current portion	95	—
Lease liabilities, net of current portion	92	291
Total liabilities	2,632	2,956
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at March 31, 2024 and June 30, 2023	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized at March 31, 2024 and June 30, 2023, respectively; 1,712,045 and 1,692,045 shares issued at March 31, 2024 and June 30, 2023, respectively; 1,701,729 and 1,681,729 outstanding at March 31, 2024 and June 30, 2023, respectively	190,643	190,643
Treasury shares, 10,316 at March 31, 2024 and June 30, 2023, respectively	(119)	(119)
Additional paid-in capital	82,277	81,002
Accumulated deficit	(234,061)	(225,354)
Accumulated other comprehensive loss	(1,169)	(1,453)
Total stockholders’ equity	37,571	44,719
Total liabilities and stockholders’ equity	$40,203	$47,675

Note: The condensed consolidated balance sheet at June 30, 2023, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by the United States generally accepted accounting principles for complete financial statements.